UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|    Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                              SCANVEC AMIABLE LTD.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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         0-11.
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                  applies:
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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the
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         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                             [SCANVEC AMIABLE LOGO]
     Scanvec Amiable Ltd. Two International Plaza, Suite #625, Philadelphia,
          Pennsylvania, USA 19113, Tel: 610-521-6300 Fax: 610-521-0111
--------------------------------------------------------------------------------

                              SCANVEC AMIABLE LTD.

                    NOTICE OF GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 3, 2004

TO THE SHAREHOLDERS OF
SCANVEC AMIABLE LTD.:

         Notice is hereby given that a General Meeting of the Shareholders of Scanvec Amiable Ltd. (formerly known as Scanvec Co (1990) Ltd.) (the "Company") will be held at the offices of the Company located at Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113 on September 3, 2004 at 10 a.m. for the following purposes:

1.    To elect five (5) non-independent directors of the Company.
2.    To elect one (1) independent director of the Company.
3. To amend the Company's Articles of Association to reflect changes in the provisions authorizing the Company to indemnify and insure its officers and directors, which includes the authorization to eliminate certain monetary liabilities, in compliance with the Israeli Companies Law - 1999.
4. To amend the Company's Articles of Association to authorize the Company's Board of Directors to fill any vacancy created on the Board of Directors.
5.    To approve compensation of the Company's Chairman.
6. To approve compensation of the directors not receiving a salary from the Company.
7.    To approve a cash bonus payment to the Company's Chairman.
8. To approve a cash bonus payment to the Company's Chief Executive Officer who also serves as a director.
9. To approve the appointment of Grant Thornton LLP as independent accountants of the Company for the year ending December 31, 2004 and to authorize the Board of Directors to fix the remuneration of such auditors and to further authorize the Board of Directors to delegate such authority to the Company's Audit Committee, all in accordance with Israeli law.
10. To receive management's report on the business of the Company for the year ended December 31, 2003 and the Company's Consolidated Balance Sheet at December 31, 2003 and the Consolidated Statement of Income for the year ended December 31, 2003.
11.   To transact any other business that may properly come before the meeting.

         Shareholders of record at the close of business on July 30, 2004 will be entitled to notice of, and to vote at, the meeting or any postponements or adjournments thereof. Shareholders who do not expect to attend the meeting in person are requested to mark, date, sign and mail the enclosed proxy as promptly as possible in the enclosed postage-paid envelope. A list of shareholders of the Company as of the close of business on July 30, 2004 will be available for inspection during normal business hours for ten days prior to the General Meeting at the Company's office located at Atidim Industrial Park Building No. 1, Tel Aviv, 61581, Israel and at the Company's corporate headquarters located at Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113 United States of America.

         Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted in favor of each of the proposals described in this notice. A person giving a proxy has the power to revoke it, at any time before the proxy is voted, by written notice to the Secretary of the Company, by substitution of a new proxy bearing a later date or, for any shareholder who is present at the meeting, by withdrawing the proxy and voting in person.


                                             By Order of the Board of Directors,
                                             Scanvec Amiable Ltd.

                                             Mark Blundell
                                             Chairman
Date:  August 13, 2004

                                 PROXY STATEMENT

                                ----------------

                              SCANVEC AMIABLE LTD.
                             TWO INTERNATIONAL PLAZA
                                    SUITE 625
                        PHILADELPHIA, PENNSYLVANIA 19113
                                     U.S.A.

                                ----------------

                         GENERAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON SEPTEMBER 3, 2004

         The enclosed proxy is being solicited by the board of directors (the "Board of Directors," or, the "Board") of Scanvec Amiable Ltd. (the "Company") for use at the Company's General Meeting of the Shareholders (the "Meeting") to be held on September 3, 2004, or at any adjournment thereof. Upon the receipt of a properly executed proxy in the form enclosed, the persons named as proxies therein will vote the ordinary shares, par value New Israeli Shekel ("NIS") 1.00 each, of the Company (the "Ordinary Shares") covered thereby in accordance with the directions of the shareholders executing the proxy. In the absence of such instructions, the Ordinary Shares represented thereby will be voted in favor of each of the proposals described therein.

         The proxy solicited hereby may be revoked at any time before the proxy is voted by means of a written notice delivered to the Secretary of the Company, by substitution of a new proxy bearing a later date or, by any shareholder who is present at the Meeting, by withdrawing the proxy and voting in person. The Company expects to solicit proxies principally by mail, but directors, officers and employees of the Company may solicit proxies personally or by telephone or facsimile without any additional compensation. The Company expects to send this proxy statement and the enclosed form of proxy to shareholders on or about August 13, 2004.

         The Company will bear the cost of the preparation and mailing of its proxy materials and the solicitation of proxies. Copies of solicitation materials will be furnished to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their principals, and the reasonable fees and expenses of such forwarding agents will be borne by the Company. Only holders of record of Ordinary Shares at the close of business on July 30, 2004 are entitled to notice of, and to vote at, the Meeting. On July 30, 2004, 6,770,000 Ordinary Shares were outstanding and entitled to vote. Each Ordinary Share is entitled to one vote on each matter to be voted at the Meeting. The Company presently has no other class of stock outstanding and entitled to vote at the Meeting.

         The Company's Articles of Association do not permit cumulative voting for the election of directors or for any other purpose. The holders of, in the aggregate, at least 33% of the outstanding Ordinary Shares entitled to vote constitute a quorum for the Meeting. If a broker that is a record holder of Ordinary Shares does not return a signed proxy, the Ordinary Shares represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Ordinary Shares does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the Ordinary Shares represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum.

         If a quorum is present, (i) non-independent directors of the Company will be elected by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the election of directors at the Meeting, (ii) the independent director of the Company will be elected by the approval of (A) the majority of votes cast by shareholders present, in person or by proxy, and entitled to vote on the election of directors at the Meeting, which majority must include at least one-third of all votes of the non-controlling shareholders (See the discussion on Proposal No. 2 for a definition of "controlling shareholder"), or (B) the majority of votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting, provided that the total votes cast in opposition of such election or ratification by non-controlling shareholders does not exceed 1% of all the voting rights of the Company, (iii) the Amended Articles of Association will be adopted by the affirmative vote of a seventy five percent majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the adoption of the Amended Articles of Association at the Meeting, (iv) the compensation of the Company's Chairman will be approved by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the Chairman's compensation at the Meeting, (v) the compensation of the Company's non-salaried directors will be approved by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the non-salaried directors' compensation at the Meeting, (vi) the cash bonus payment to the Company's Chairman will be approved by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the Chairman's cash bonus payment at the Meeting,
(vii) the cash bonus payment to the Company's Chief Executive Officer who also serves as a director, will be approved by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the Chief Executive Officer's cash bonus payment at the Meeting, and (viii) the approval of the appointment of the auditors for the current fiscal year will be approved by the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the appointment of the auditors at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of these votes.

                                 PROPOSAL NO. 1

                      ELECTION OF NON-INDEPENDENT DIRECTORS

         The Company's Articles of Association specify that the number of directors may be determined from time to time at the general meeting of the shareholders of the Company and shall not be less than two and not more than eight directors. The Company currently has five non-independent directors and two independent directors, Aliza Rotbard and Avi Heifetz.

         At the Meeting it is intended that five non-independent directors will be elected. The Board of Directors of the Company has nominated Mr. Mark Blundell, Dr. Ramon Harel, Mr. Lloyd Quartin, Mr. James Ward and Mr. Robert Yingling for election as directors to serve until the next General Meeting of the Shareholders or until the directors' earlier death, removal or resignation.

         All nominees have advised the Company that they will serve as directors if elected. In the absence of instructions to the contrary, the persons named in the enclosed proxy will vote the Ordinary Shares represented thereby "For" the election of the nominees listed below. If any of such nominees is unable to serve, the persons named in the proxy shall vote the Ordinary Shares for the election of such other nominees as the Board of Directors may propose.

       Election of each nominee by the shareholders requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE
                             NOMINEES NAMED BELOW.

         The following table provides certain relevant information concerning the nominees to the Board of Directors, including their principal occupation during at least the past five years.

                              NOMINEES FOR ELECTION

NOMINEE                  AGE                   PRINCIPAL OCCUPATION
-------                  ---                   --------------------

MR. MARK BLUNDELL        46         Mr. Blundell has been self-employed as an
                                    independent consultant since November 2002.
                                    He was President and Chief Executive Officer of New Paradigm, an enterprise software company, from 1992 until October 2002. Prior to that he was Chief Executive Officer of the London Futures & Options Exchange, from
                                    1988 to 1991. He holds an M.A. in Politics,
                                    Philosophy and Economics from the University of Oxford.

DR. RAMON HAREL          75         Dr. Harel has served as the Chief Executive
                                    Officer of the Company since March 2000 and he also served as the President from March
                                    2000 through February 2002. He has been a director of the Company since its inception in July 1990. He served as the Chairman of the Company from 1990 through 1998. He served as the Chief Executive Officer of the Company from 1995 to 1997 and as Chief
                                    Financial Officer of the Company from
                                    inception to 1995. Dr. Harel was the
                                    Director General of Israel's Transport
                                    Ministry from 1969 to 1972 and served as Executive Vice President of the Israel
                                    Discount Bank from 1972 to 1975. From 1978 to 1983, Dr. Harel was the Director General of the Israel Airports Authority. Dr. Harel holds a Ph.D. in Economics from Harvard
                                    University.

MR. JAMES WARD           62         Mr. Ward is President of Ward & Associates,
                                    a sales, marketing and distribution
                                    consulting firm. Prior to that he was
                                    President of the wallcovering division of GenCorp from 1989 to 1997 and Vice President from 1986 to 1989. He attended Ohio State
                                    University.

MR. LLOYD QUARTIN        58         Mr. Quartin has been self-employed managing
                                    a retail business since November 2000. Mr.
                                    Quartin was a founder of the record company, Turn up the Music, where he acted as Chairman from 1994 until October 2000. He continues to serve as a director of that company. Prior to that he was Chairman of Unique Sales, a manufacturer's representative company in the textile industry.

MR. ROBERT YINGLING      42         Mr. Yingling is the Chief Financial Officer
                                    of Duncan Capital LLC, a New York city-based investment merchant bank, from March 2004 until June 30, 2004. From March 2003 until
                                    February 2004, he was Director of Finance of Smiths Group plc, a diversified UK engineering company. During 2001 and 2002, Mr. Yingling was an independent consultant to media and technology companies. From
                                    January 1999 to April 2001, he was CFO of
                                    BigStar Entertainment, Inc. Mr. Yingling received an M.B.A. from the Columbia
                                    Business School and graduated from Lehigh
                                    University with a B.S. in Accounting. He is a Certified Public Accountant and a member of the American Institute of Certified
                                    Public Accountants and the New York State
                                    Society of CPAs.

                                 PROPOSAL NO. 2

                        ELECTION OF INDEPENDENT DIRECTOR

         At the Meeting, one independent director is to be elected. The Board of Directors of the Company has nominated Ms. Charna Fuchs for election as an independent director to serve for a period of three years or until her earlier death, removal or resignation. A description of Israeli law regarding independent directors is set forth below.

         Ms. Aliza Rotbard was appointed in August 1998 to the Board of Directors as an independent director under the provisions of the Israeli Company Ordinance 1983 and was ratified as an independent director under the provisions of the Israeli Companies Law, 1999 (the "Israeli Companies Law") by the Company's shareholders in 2002. According to the Israeli Companies Law, her term will expire in August 2004 and is non-renewable. The Company's Board of Directors has nominated Ms. Fuchs for election as an independent director to serve for a period of three years. Ms. Fuchs has signed an affidavit attesting to her suitability to serve as an independent director, which affidavit is held at the offices of the Company.

         Ms. Fuchs has advised the Company that she will serve as a director if elected. In the absence of instructions to the contrary, the persons named in the enclosed proxy will vote the Ordinary Shares represented thereby "For" the election of Ms. Fuchs. If Ms. Fuchs is unable to serve, the persons named in the proxy shall vote the Ordinary Shares for the election of such other nominees as the Board of Directors may propose.

       Election of Ms. Fuchs by the shareholders requires (A) the affirmative vote of a majority of votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting, which majority must include at least one-third of all votes cast by the non-controlling shareholders or (B) the affirmative vote of a majority of votes cast by shareholders present, in person or by proxy, and entitled to vote for the election of directors at the Meeting, provided that the total votes cast in opposition of such election or ratification by non-controlling shareholders does not exceed 1% of all the voting rights of the Company.

       Under Israeli law, for the purposes of electing independent directors, a controlling shareholder is defined as any shareholder who has the power to direct the operations of a company, other than solely in its capacity as director or officeholder; with a presumption that a person is a controlling shareholder if he holds more than half of any type of control mechanism in the company. A control mechanism is defined as voting rights, and/or the right to appoint directors or the General Manager of the company. Where two or more shareholders have entered into a voting agreement, then for the purposes of this definition, their shareholdings are aggregated. Thus, the classification of a "controlling shareholder" will depend on the circumstances of the company and the distribution of the "controlling right."


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MS. FUCHS.

       The table set forth below provides certain relevant information concerning Ms. Fuchs, including her principal occupation during at least the past five years.

CHARNA FUCHS             52         Ms. Fuchs is a partner in the law office of
                                    Faust Roy Mangold & Fuchs, LLP in White
                                    Plains, New York, and has been affiliated with the firm for approximately ten years.
                                    In the course of her practice of matrimonial law for over 20 years, and as an integral element of her litigation practice, Ms.
                                    Fuchs regularly appears before the courts of the State of New York and reviews business and professional valuations and financial statements. Ms. Fuchs is member of the Hadassah women's organization and various bar associations. She received a B.A. degree from New York University and a Juris Doctor degree from New York Law School.

AVI HEIFETZ              61         Mr. Heifetz was elected as an independent
                                    director in December 2002. He is the founder and CEO of A. Heifetz and Co. which he founded in 1988. The company is an Israeli based investment and financial management consulting firm. A. Heifetz and Co. is the managing company of A. Heifetz Technologies
                                    Ltd., an investment company with a portfolio of over thirty diverse technology companies.
                                    Mr. Heifetz served as senior vice president of Leumi & Co. from 1980 to 1988. Mr.
                                    Heifetz was the Managing Director of
                                    Economics and Planning Department of the Ministry of Transportation in Israel from 1975 to 1980. Prior to 1975, Mr. Heifetz served as a project manager for the World
                                    Bank and financial consultant to the Israel
                                    Discount Bank. Mr. Heifetz holds an M.A. in
                                    Economics and an M.B.A. from Hebrew
                                    University.


DESCRIPTION OF ISRAELI LAW REGARDING INDEPENDENT DIRECTORS

         The Israeli Companies Law, requires Israeli companies with securities that have been offered to the public in or outside of Israel to elect two independent directors. No person may be appointed as an independent director if the person or the person's relative, partner, employer or any entity under the person's control, has or had, on or within the two years preceding the date of the person's appointment to serve as independent director, any affiliation with the company or any entity controlling, controlled by or under common control with the company. The term "affiliation" under the Israeli Companies Law includes:

          o    an employment relationship;

          o a business or professional relationship maintained on a regular basis;

          o    control of the company; and

          o    service as an office holder.

         No person may serve as an independent director if the person's position or other business activities create, or may create, a conflict of interest with the person's responsibilities as an independent director or may otherwise interfere with the person's ability to serve as an independent director.

         The initial term of an independent director is three years and may be extended for an additional three-year period. Independent directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then, only if the independent directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to the company. Each committee of a company's board of directors must include at least one independent director and all independent directors must be members of the company's audit committee.

INDEPENDENT DIRECTORS

         Ms. Aliza Rotbard has served as an independent director of the company since August 1998. Her term will expire in August 2004 and is non-renewable. Ms. Fuchs has been nominated to replace her.

         Mr. Avi Heifetz was elected in December 2002 to serve a three year term as an independent director.

                                 PROPOSAL NO. 3

   AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION REGARDING THE PROVISIONS AUTHORIZING THE COMPANY TO INDEMNIFY AND INSURE ITS OFFICERS AND DIRECTORS

         The Company believes it is advisable and in the best interests of the Company and its shareholders that the Company's Articles of Association be amended, as reflected in the text proposed below, to avail itself of the benefits of recent changes in the Israeli Companies Law (the "Companies Law ") by broadening the instances in which the Company can indemnify and insure its officers and directors. As a result of these recent changes, companies organized under Israeli law are now permitted greater flexibility, similar to companies organized under state laws in the United States, to exempt and indemnify management from claims arising in connection with their services on behalf of such companies. The Company, whose headquarters are located in the United States, believes that such flexibility will better enable it to compete for and attract highly-qualified personnel who demand such protection as a condition to servicing as officers or directors. Under the Companies Law, in contrast to its predecessor, the Israeli Companies Ordinance (the "Companies Ordinance"), a company may exempt an officer or director from liability resulting from a breach of his or her duty of care, indemnify an officer or director retroactively, provide a prior undertaking to indemnify an officer or director and indemnify an officer or director from liability relating to a criminal proceeding in which such officer or director was convicted, provided that such conviction does not require proof of criminal intent (under the Companies Ordinance, an officer or director could only be indemnified from liability relating to a criminal proceeding in which he or she was acquitted). The exemption, insurance and indemnification apply to monetary damages, but do not apply to equitable relief. Moreover, if this amendment is approved, the Company intends to eliminate the monetary liability of its officers and directors to the maximum extent permitted by those amended Articles of Association and the Companies Law. In addition, the Company plans to investigate the availability and cost of insurance and the advisability of entering into indemnity contracts but it has no present plan to obtain insurance or enter into any indemnity contracts. Under the Companies Law, as under the Companies Ordinance, a company may not exempt an officer or director from his or her duty of loyalty, nor may a company exempt an officer or director from liability, provide him or her with insurance or indemnify him or her for acts or omissions concerning any of the following: (i) a breach of the officer's or director's duty of loyalty, unless such officer or director acted in good faith and had reasonable grounds to assume that such act or omission would not cause harm to the Company; (ii) a breach of the officer's or director's duty of care that was committed intentionally or recklessly; (iii) an act committed with the intention to realize a personal illegal profit; or (iv) a fine or monetary composition imposed on an officer or director.

         The proposed amendment of the Company's Articles of Association, if approved by the shareholders of the Company and implemented by the Company would, among other things, enable the Company to indemnify its officers and directors against certain obligations or expenses imposed as a consequence of an act done by any such person in his or her capacity as an officer or director of the Company. The Company would be able to undertake in advance to indemnify its officers and directors, but only with respect to types of events that, in the directors' opinion, may be foreseen at the time the Company undertakes to give such indemnification and only in an amount that the directors have determined is reasonable in the circumstances. The Company's ability to indemnify its officers and directors would be limited to (1) monetary obligations imposed in favor of another person pursuant to a judgment, including a judgment given in settlement or a court approved arbitrator's award; (2) reasonable litigation expenses, including attorneys fees, incurred by such person or which he or she is ordered to pay by a court in proceedings filed against him or her by the Company or on its behalf or by another person, or in a criminal indictment of which he or she is acquitted, or in which he or she is convicted of an offence not requiring proof of criminal intent; and (3) any other obligation or expense for which it is or shall be permitted to indemnify such person, in each case as a consequence of any act done by such person in his or her capacity as an officer or director of the Company. The Company's ability to indemnify its officers and directors would, to the maximum extent permitted by Israeli law, apply retroactively as well as prospectively and, as a result, would have an impact on historical and future events alike, although the Company is not aware of any historical acts or events to which this would be applicable.

         As noted above, the amendment would permit the Company to exempt an officer or director from his or her duty of care to the Company, although the Companies Law does not permit a company to exempt an officer or director from liability, provide him or her with insurance or indemnify him or her for a breach of the officer's or director's duty of care that was committed intentionally or recklessly. This amendment will lower the standard of conduct required of officers and directors in order to satisfy their duty of care. In light of the other limitations on exemption, insurance and indemnification, the standard of conduct in respect of the duty of loyalty to the Company, will remain unchanged by this amendment.

         If approved by the shareholders and implemented by the Company, the protections afforded by this amendment could raise obstacles and make it impracticable for shareholders to bring a claim against an officer or director of the Company (although shareholders' ability to bring claims against the Company would be unaffected). In addition, such protections could negatively impact shareholders to the extent that it lowers the level of care that officers and directors observe in managing the Company's affairs. However, the Company believes that such protections are in the best interests of the Company and its shareholders in that, as stated above, they will enable the Company to attract and retain skilled officers and directors, and because it is expected that such protections will enable the Company's officers and directors to carry out their duties and make management decisions without fear of liability arising out of frivolous claims.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED THAT ARTICLE 122 OF THE COMPANY'S ARTICLES OF ASSOCIATION BE REPLACED IN ITS ENTIRETY WITH THE FOLLOWING NEW ARTICLE:

   "122.   EXEMPTION, INDEMNITY AND INSURANCE

         (a) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW - 1999 AS AMENDED FROM TIME TO TIME, AND ANY REGULATIONS PROMULGATED THEREUNDER (THE "COMPANIES LAW"), THE COMPANY MAY RESOLVE IN ADVANCE TO EXEMPT AN OFFICE HOLDER, AS DEFINED IN THE COMPANIES LAW, FROM ALL OR ANY OF HIS OR HER LIABILITY FOR DAMAGES IN CONSEQUENCE OF A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY.

         (b) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW, THE COMPANY MAY ENTER INTO A CONTRACT TO INSURE THE LIABILITY OF AN OFFICE HOLDER THEREIN FOR AN OBLIGATION IMPOSED UPON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER THEREIN, IN ANY OF THE FOLLOWING CASES:

                  (1) A BREACH OF THE DUTY OF CARE VIS-A-VIS THE COMPANY OR VIS-A-VIS ANOTHER PERSON;

                  (2) A BREACH OF THE DUTY OF LOYALTY VIS-A-VIS THE COMPANY, PROVIDED THAT THE OFFICE HOLDER ACTED IN GOOD FAITH AND HAD REASONABLE BASIS TO BELIEVE THAT THE ACT WOULD NOT HARM THE COMPANY;

                  (3) A MONETARY OBLIGATION IMPOSED ON HIM OR HER IN FAVOR OF ANOTHER PERSON;

                  (4) ANY OTHER INCIDENT FOR WHICH IT IS OR SHALL BE PERMITTED TO INSURE THE LIABILITY OF AN OFFICE HOLDER.

         (c) SUBJECT TO THE PROVISIONS OF THE COMPANIES LAW:

                  (1) THE COMPANY MAY UNDERTAKE IN ADVANCE TO INDEMNIFY AN OFFICE HOLDER FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN ARTICLE (d) BELOW, IMPOSED ON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER, INCLUDING IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICER OF ANOTHER COMPANY IN THE EVENT SUCH OFFICE IS HELD ON THE COMPANY'S BEHALF OR ON ITS REQUEST, PROVIDED THAT THE UNDERTAKING IS LIMITED TO TYPES OF EVENTS WHICH IN THE DIRECTORS' OPINION MAY BE FORESEEN AT THE TIME OF GIVING THE INDEMNITY UNDERTAKING, AND TO AN AMOUNT WHICH THE DIRECTORS HAVE DETERMINED IS REASONABLE IN THE CIRCUMSTANCES OF THE CASE (HEREINAFTER: AN "INDEMNIFICATION UNDERTAKING");

                  (2) WITHOUT DEROGATING FROM THE PROVISIONS OF ARTICLE (1) ABOVE, THE COMPANY MAY INDEMNIFY AN OFFICE HOLDER THEREIN RETROACTIVELY, FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN ARTICLE (d) BELOW, IMPOSED ON HIM OR HER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER IN THE COMPANY.

         (d) THE INDEMNIFICATION UNDERTAKING OR INDEMNITY, AS MENTIONED IN ARTICLE (c) ABOVE, MAY BE GIVEN FOR AN OBLIGATION OR EXPENSE AS SPECIFIED IN SUB-ARTICLES (d)(1) TO (d)(3) BELOW, IMPOSED ON THE OFFICE HOLDER IN CONSEQUENCE OF AN ACT DONE IN HIS OR HER CAPACITY AS AN OFFICE HOLDER IN THE COMPANY, AS
FOLLOWS:

                  (1) A MONETARY OBLIGATION IMPOSED ON HIM OR HER IN FAVOR OF ANOTHER PERSON PURSUANT TO A JUDGMENT, INCLUDING A JUDGMENT GIVEN IN SETTLEMENT OR A COURT APPROVED ARBITRATOR'S AWARD;

                  (2) REASONABLE LITIGATION EXPENSES, INCLUDING ATTORNEYS PROFESSIONAL FEES, INCURRED BY THE OFFICE HOLDER OR WHICH HE OR SHE IS ORDERED TO PAY BY A COURT IN PROCEEDINGS FILED AGAINST HIM OR HER BY THE COMPANY OR ON ITS BEHALF OR BY ANOTHER PERSON, OR IN A CRIMINAL INDICTMENT OF WHICH HE OR SHE IS ACQUITTED, OR IN A CRIMINAL INDICTMENT IN WHICH HE OR SHE IS CONVICTED OF AN OFFENCE NOT REQUIRING PROOF OF CRIMINAL INTENT;

                  (3) ANY OTHER OBLIGATION OR EXPENSE FOR WHICH IT IS OR SHALL BE PERMITTED TO INDEMNIFY AN OFFICE HOLDER."

         Approval of this Proposal by the shareholders requires the affirmative vote of seventy five percent (75%) of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the amendment to the Company's Articles of Association, provided that if the total number of Ordinary Shares voted against such resolution by shareholders of the Company that do not have a Personal Interest (as defined below) in the resolution exceeds one per cent (1%) of the aggregate voting rights in the Company, such majority must include the affirmative vote of at least one-third of the votes of shareholders of the Company present in person or by proxy at the Meeting that do not have a Personal Interest in the resolution.

         For this purpose, "Personal Interest" is defined as: (1) a shareholder's personal interest in the approval of an act or a transaction of the Company, including (i) the personal interest of any of his or her relatives (which includes for these purposes any members of his/her immediate family or the spouse of any such members of his or her immediate family); and (ii) a personal interest of a body corporate in which a shareholder or any of his/her aforementioned relatives serve as a director or the chief executive officer, owns at least 5% of its issued share capital or its voting rights or has the right to appoint a director or chief executive officer, but (2) excludes a personal interest arising solely from the fact of holding shares in the Company or in a body corporate.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF AMENDED ARTICLES OF ASSOCIATION.

                                 PROPOSAL NO. 4

               AMENDMENT TO THE COMPANY'S ARTICLES OF ASSOCIATION

         Currently, the Company's Articles of Association do not allow for the Board to fill a vacancy on the Board, even if it results in the Board not having a sufficient number of directors to constitute a quorum for a meeting. Such vacancies can be filled only by action of the shareholders. The Company believes it is advisable to amend its Articles of Association in order to allow for the Board to appoint an additional member to the Board in the event of a vacancy. Under the Articles of Association, at least three directors, out of the seven directors currently serving on the Board, must be present, either in person or by proxy, to constitute a quorum for a meeting of the Board. Without a quorum, the Board would be unable properly to manage the Company's affairs. Although the proposed amendment would increase the Board's authority to act without soliciting the approval of the Company's shareholders with respect to filling such vacancies, calling special meetings of the shareholders to fill vacancies on the Board (as compared to annual meetings for the election of directors) may, at times, impair the Board's ability to function.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED TO ADD A NEW ARTICLE 77(H) TO THE COMPANY'S ARTICLES OF ASSOCIATION THAT WILL STATE AS FOLLOWS:

         "77(H) SUBJECT TO ARTICLE 76 AND NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN ARTICLE 77 HEREOF, ANY VACANCY IN THE BOARD OF DIRECTORS, HOWEVER OCCURRING, MAY BE FILLED BY A VOTE OF A MAJORITY OF THE MEMBERS OF THE BOARD OF DIRECTORS THEN IN OFFICE, EVEN IF LESS THAN A QUORUM. A MEMBER OF THE BOARD OF DIRECTORS SO ELECTED SHALL BE ELECTED TO HOLD OFFICE UNTIL THE FIRST ORDINARY GENERAL MEETING OF THE COMPANY TO BE HELD AFTER SUCH ELECTION."

         Approval of this Proposal by the shareholders requires the affirmative vote of seventy five percent (75%) of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the amendment of the Company's Articles of Association.


THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF AMENDED ARTICLES OF ASSOCIATION.

                                 PROPOSAL NO. 5

                APPROVAL OF THE COMPANY'S CHAIRMAN'S COMPENSATION

         Each of the Company's Audit Committee of the Board of Directors (the "Audit Committee") and the Board of Directors has approved the payment of an annual salary of $75,000 to the Company's Chairman, Mr. Mark Blundell, and that said compensation commence retroactively as of April 7, 2004. Under the Israeli Companies Law, the compensation of a director of a public company requires the approval of such company's audit committee, board of directors and shareholders, in that order.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED, THAT AN ANNUAL SALARY OF $75,000 FOR THE COMPANY'S CHAIRMAN, MR. MARK BLUNDELL, SUCH ANNUAL SALARY COMMENCING RETROACTIVELY AS OF APRIL 7, 2004, IS HEREBY APPROVED.

         The approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the annual salary of the Chairman.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RESOLUTION APPROVING THE CHAIRMAN'S ANNUAL SALARY.


                              CHAIRMAN COMPENSATION

The following table summarizes the Chairman's compensation for which the Company has requested shareholder approval pursuant to Proposal 4:

--------------------------------------------------------------------------------
           Name and Position                          Dollar Value ($)
--------------------------------------------------------------------------------
Mr. Mark Blundell (Director)                               $75,000
--------------------------------------------------------------------------------
Non-Executive Director Group                               $75,000
--------------------------------------------------------------------------------

                                 PROPOSAL NO. 6

              APPROVAL OF THE NON-SALARIED DIRECTORS' COMPENSATION

Under Israeli law, subject to certain conditions, the Company is entitled to pay its independent directors a fee relative to the fee it pays its "other directors," provided that it has at least two "other directors." Additionally, upon the appointment of a new independent director, the compensation terms of the independent director serving on the Board of Directors at the time of such appointment may be improved to be the same as the compensation terms of the new independent director. The Company is proposing to pay its new independent director, Ms. Fuchs, the same compensation as it proposes to pay its "other directors" and upon the appointment of Ms. Fuchs, to improve the compensation it is currently paying Mr. Heifetz, to be the same as the compensation terms of Ms. Fuchs.

Israeli Companies Regulation (Rules for the Payment of Remuneration and Expenses of Outside Directors) 2002 defines "other directors" as directors who receive remuneration (other than securities) for their service as a director and are:
(i) not independent directors, (ii) not controlling shareholders (see discussion on Proposal No. 2 for a definition of "controlling shareholder"), (iii) do not hold an additional position with the Company or provide it with services on an ongoing basis, (iv) do not hold a position at or provide services on an ongoing basis to a company that is a controlling shareholder of the Company, and (v) do not hold a position at or provide services on an ongoing basis to a company that is controlled by a controlling shareholder of the Company. Messrs. Ward, Quartin and Yingling are considered "other directors" for this purpose.

Under the Israeli Companies Law, the compensation of a director of a public company requires the approval of such company's audit committee, board of directors and shareholders, in that order. Each of the Audit Committee and the Board of Directors has approved the payment of the following director fees to each director not receiving a salary from the Company (including its independent directors):

         (i) the sum of $1,000 per calendar quarter, commencing with the calendar quarter ended September 30, 2004 for such directors who are non-independent directors, and for the independent directors, commencing with the appointment of Ms. Fuchs as an independent director,

         (ii) the sum of $1,000 per meeting, for each director attending in person any regular or special meeting of the Board of Directors plus out-of-pocket expenses, inclusive of any adjournment thereof,

         (iii) the sum of $250 per meeting, for each director participating in, but not attending in person, any regular or special meeting of a committee of the Board of Directors plus out-of-pocket expenses, inclusive of any adjournment thereof; and

         (iv) the sum of $250 per written consent of the Board of Directors or a committee of the Board of Directors, for each director executing such consent.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED, THAT THE FOLLOWING DIRECTOR FEE PAYMENTS TO EACH DIRECTOR NOT RECEIVING A SALARY FROM THE COMPANY: (I) $1,000 PER CALENDAR QUARTER, COMMENCING WITH THE CALENDAR QUARTER ENDED SEPTEMBER 30, 2004 FOR SUCH DIRECTORS WHO ARE NON-INDEPENDENT DIRECTORS, AND FOR THE INDEPENDENT DIRECTORS, COMMENCING WITH THE APPOINTMENT OF MS. FUCHS AS AN INDEPENDENT DIRECTOR; (II) $1,000 PER MEETING PERSONALLY ATTENDED PLUS OUT-OF-POCKET EXPENSES TO ANY SUCH DIRECTOR ATTENDING ANY REGULAR OR SPECIAL MEETING OF THE BOARD OF DIRECTORS, INCLUSIVE OF ANY ADJOURNMENT THEREOF; (III) $250 PER MEETING PLUS OUT-OF-POCKET EXPENSES TO ANY SUCH DIRECTOR PARTICIPATING IN, BUT NOT ATTENDING IN PERSON, ANY REGULAR OR SPECIAL MEETING OF A COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY, INCLUSIVE OF ANY ADJOURNMENT THEREOF; AND (IV) THE SUM OF $250 PER WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF A COMMITTEE OF THE BOARD OF DIRECTORS, FOR EACH DIRECTOR EXECUTING SUCH CONSENT, ARE HEREBY APPROVED AND RATIFIED.

         The approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the non-salaried director fees.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RESOLUTION APPROVING THE NON-SALARIED DIRECTORS' FEES.

         If each of the persons nominated pursuant to Proposals 1 and 2 are elected to the Board of Directors, the persons eligible for such compensation will be the independent directors, Ms. Fuchs and Mr. Heifetz and the non-independent directors, Messrs. Ward, Quartin and Yingling.

                                 PROPOSAL NO. 7

           APPROVAL OF A CASH BONUS PAYMENT TO THE COMPANY'S CHAIRMAN

         Each of the Company's Audit Committee and the Board of Directors has approved the payment of a cash bonus to Mr. Mark Blundell, Chairman, in the amount of $25,000. Under the Israeli Companies Law, the payment of a cash bonus to a director of a public company requires the approval of such company's audit committee, board of directors and shareholders, in that order.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED, THAT THE PAYMENT OF A CASH BONUS IN THE AMOUNT OF $25,000 TO THE COMPANY'S CHAIRMAN, MR. MARK BLUNDELL IS HEREBY APPROVED.

         The approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the cash bonus payment to the Chairman.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RESOLUTION APPROVING THE PAYMENT OF THE CASH BONUS TO THE CHAIRMAN.

                                 PROPOSAL NO. 8

  APPROVAL OF A CASH BONUS PAYMENT TO THE COMPANY'S CHIEF EXECUTIVE OFFICER WHO
                            ALSO SERVES AS A DIRECTOR

         Under the Israeli Companies Law, the payment of a cash bonus to a director of a public company requires the approval of such company's audit committee, board of directors and shareholders, in that order. Each of the Company's Audit Committee and the Board of Directors has approved the payment of a cash bonus to Dr. Ramon Harel, the Company's Chief Executive Officer and director, in the amount of $75,000.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED, THAT THE PAYMENT OF A CASH BONUS IN THE AMOUNT OF $75,000 TO THE COMPANY'S CHIEF EXECUTIVE OFFICER, DR. RAMON HAREL S HEREBY APPROVED.

         The approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote on the approval of the cash bonus payment to the Chief Executive Officer

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RESOLUTION APPROVING THE PAYMENT OF THE CASH BONUS TO THE CEO.


                                 BONUS PAYMENTS

The following table summarizes the bonus payments for which the Company has requested shareholder approval pursuant to Proposals 6 and 7:

--------------------------------------------------------------------------------
         Name and Position                           Dollar Value ($)
--------------------------------------------------------------------------------
Dr. Ramon Harel (CEO)                                    $75,000 (1)
--------------------------------------------------------------------------------
Mr. Mark Blundell (Director)                             $25,000 (2)
--------------------------------------------------------------------------------
Executive Group                                          $75,000
--------------------------------------------------------------------------------
Non-Executive Director Group                             $25,000
--------------------------------------------------------------------------------

(1) Dr. Harel is the only executive of the Company who would receive any compensation under Proposal 7.

(2) Mr. Blundell is the only non-executive director of the Company who would receive any compensation under Proposal 6.

                                 PROPOSAL NO. 9

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Grant Thornton LLP was appointed and served as the independent certified public accountants of the Company for the year ending December 31, 2003. Representatives of Grant Thornton LLP will attend the shareholder's meeting and will be available to answer shareholder questions.

         The Audit Committee has authorized the appointment of Grant Thornton LLP as the independent accountants of the Company for the year ending December 31, 2004. The Audit Committee believes that the selection of Grant Thornton LLP as independent accountants is appropriate and in the best interests of the Company and its shareholders. Subject to the authorization of the shareholders of the Company, the Audit Committee shall fix the remuneration of Grant Thornton.

         The shareholders of the Company are requested to adopt the following resolution:

         RESOLVED, THAT THE COMPANY'S AUDITORS, GRANT THORNTON LLP, BE AND THEY HEREBY ARE RE-APPOINTED AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004, AND THAT THE BOARD OF DIRECTORS, BE, AND IT HEREBY IS, AUTHORIZED TO FIX THE REMUNERATION OF SAID AUDITORS. THE BOARD OF DIRECTORS IS FURTHER EMPOWERED TO DELEGATE TO THE AUDIT COMMITTEE THE AUTHORITY GRANTED HEREUNDER TO FIX THE REMUNERATION OF THE COMPANY'S AUDITORS.

         The approval of this Proposal requires the affirmative vote of a majority of the votes cast by shareholders present, in person or by proxy, and entitled to vote for the appointment of the Company's independent accountants at the Meeting.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

         The report of Grant Thornton LLP on the Company's financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period up to the date of this proxy statement, the Company did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or contemplated, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any other matters or events required to be reported pursuant to Item 304(a)(1)(iv) of Regulation S-B.

         On December 1, 2003, the Company dismissed Ernst & Young LLP ("E&Y") as its independent public accountants. The decision to dismiss E&Y was approved by the Company's Audit Committee and Board of Directors.

         The reports of E&Y on the Company's financial statements for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.

            During the Company's fiscal year ended December 31, 2002 and the subsequent period up to the dismissal of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

            The Company has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y review such disclosures and provide a letter addressed to the Securities and Exchange Commission as specified by Item 304(a)(3) of Regulation S-B. Such letter was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 8, 2003.


AUDIT FEES

            The aggregate fees billed for professional services by the Company's independent accountants for the audit of the annual financial statements and quarterly review of financial statements included in the Company's Form 10-QSB(s) as well as services provided in connection with statutory or regulatory filings were:

         2002              $138,000
         2003              $139,000


AUDIT-RELATED FEES

            There were no aggregate fees billed for professional services during 2002 and 2003 by the Company's independent accountants for assurance and related services that are reasonably related to the performance of the audit of the Company's financial statements and are not reported under Audit Fees.

TAX FEES

            The aggregate fees billed for professional services by the Company's independent accountants for tax compliance, tax advice and tax planning were:

         2002              $ 55,000
         2003              $ 34,000

ALL OTHER FEES

            There were no aggregate fees billed for products and services during 2002 and 2003 by the Company's independent accountants and are not reported in any of the other categories in this section.

            The Company's Audit Committee pre-approved the 2003 Audit Fees in accordance with Rule 2-01 of Regulation S-X. The 2002 Audit Fees and Tax Fees for 2002 and 2003 were not pre-approved by the Company's Audit Committee since the work was performed prior to the current requirements prescribed by Rule 2-01 of Regulation S-X. All services to be performed by Grant Thornton LLP or any other independent auditor are currently required to be pre-approved by the Company's Audit Committee.

                                   ITEM NO. 10

               MANAGEMENT'S' REPORT ON THE BUSINESS OF THE COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 2003

         The Company is required to present and discuss at the Meeting the management's report on the business of the Company for the year ended December 31, 2003 and the Company's Consolidated Balance Sheet at December 31, 2003 and the Consolidated Statement of Income for the year then ended.

         No shareholder vote is required and none is requested.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

         The Board of Directors of the Company met on six occasions in 2003. The audit committee met on four occasions in 2003. Each director attended at least 75% of the meetings of the Board of Directors and committees held during the period for which he or she was a director and the meetings of the audit committee on which he or she served during 2003.

NOMINATING COMMITTEE

         The Board of Directors has not appointed a nominating committee. The Board of Directors has determined that, given the Company's relatively small size, and that there have historically been few vacancies on the Board of Directors, the function of a nominating committee can be performed by the Board of Directors as a whole without unduly burdening the duties and responsibilities of the individual directors. The Board of Directors does not currently have a charter or written policy with regard to the nominating process. The nominations of the directors standing for election at the Meeting were unanimously approved by the Board of Directors.

         The Board of Directors evaluates each potential nominee in the context of the Board of Directors as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily a dynamic and evolving process, the Board of Directors believes that it is not always in the best interests of the Company or its shareholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Company at a particular point in time. Accordingly, the Board of Directors reserves the right to consider those factors it deems relevant and appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In determining whether to recommend a director for re-election, the Board of Directors also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board of Directors. As a matter of practice when evaluating a potential director nominee, the Board of Directors considers the nominee's character, judgment, independence, financial or business acumen, diversity of experience and ability to represent and act on behalf of all shareholders.

         At this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our shareholders because historically we have not received such recommendations and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome. Any recommendations received from shareholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any shareholder nominations proposed for consideration should include the nominee's name and qualifications for board membership and should be addressed to the Company at Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113, telephone number: 610-521-6300, facsimile number 610-521-0111.

         Our Board of Directors does not have a formal policy regarding attendance of directors at our General Meetings of Shareholders. Two of the seven members of our Board of Directors in 2003 attended our 2003 General Meeting of Shareholders.

SHAREHOLDER COMMUNICATIONS

         Shareholders wishing to contact the Board of Directors or a specified member or committee of the Board should send communications to the Company at Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113, telephone number: 610-521-6300, facsimile number 610-521-0111. All communications so received from shareholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the shareholder. A shareholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. All shareholders are also encouraged to communicate directly with both officers and directors at the Meeting regarding issues affecting the Company.


AUDIT COMMITTEE

         The current members of the Company's audit committee are Mr. Robert Yingling, Mr. Avi Heifetz and Ms. Aliza Rotbard. Mr. Yingling became a Director of the Company on April 8, 2004 replacing Mr. Doppelt and was appointed Chairman of the Audit Committee on May 11 2004. The Board of Directors has determined that Messrs. Yingling and Heifetz as well as Ms. Aliza Rotbard, qualify as "audit committee financial experts," as defined in item 401(e) of Regulation S-B.

Under Israeli law, two independent directors are required in order to have an audit committee. Mr. Yingling is "independent" as described in Section 303.01(B)(2)(a) and (3) of the NYSE listing standards. In addition, Mr. Heifetz, Ms. Rotbard and Ms. Fuchs (who has been nominated to replace Ms. Rotbard) are "independent" as described in Section 303.01(B)(2)(a) and (3) of the NYSE listing standards and under Israeli law. The Board of Directors has not adopted a written charter for the audit committee.


AUDIT COMMITTEE REPORT

         The audit committee is responsible for providing general oversight with respect to the Company's auditors and the accounting principles employed in the Company's financial reporting. The audit committee monitors the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The audit committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP ("Grant Thornton"). The audit committee discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). Grant Thornton also provided to the audit committee the written disclosures required by Independence Standard Board Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with Grant Thornton that firm's independence.

         Based on the audit committee's discussions with management and Grant Thornton, and the audit committee's review of management's representation and Grant Thornton's report to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


                                  The Audit Committee of the Board of Directors

                                  Robert Yingling
                                  Aliza Rotbard
                                  Avi Heifetz

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 30, 2004, the number of Ordinary Shares beneficially owned by (i) each shareholder known to the Company to be the beneficial owner more than 5% of the Ordinary Shares, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement, and
(iv) all directors and executive officers as a group.

                                              Number of
                                               Shares            Percent of
Name and Address                               Owned             Shares (%)
----------------                              ---------          ----------
 Jim Chang (1)(2)(3)                          1,171,000            17.3%
Dr. Ramon Harel (1)(4)(5)                     1,102,000            16.3%
Yuan Chang (1)(2)(3)                            585,500             8.6%
Rockwood Group LLC (3)(6)(7)(8)               1,726,500            25.6%
X Securities Ltd. (3)(6)(7)(9)                1,726,500            25.6%
Y Securities Ltd. (3)(6)(7)(10)               1,726,500            25.6%
Avi Heifetz (11)                              -0-                   *
Aliza Rotbard (11)                            -0-                   *
Mark Blundell (1)                             -0-                   *
James Ward (1)                                -0-                   *
Lloyd Quartin (1)                             -0-                   *
Robert Yingling (1)                           -0-                   *
Charna Fuchs (1)                              -0-                   *
Gerald J. Kochanski(1)(12)                       30,000             *
Dan Harel (1)                                 -0-                   *
All directors and executive officers as       1,132,000            16.7%
a group (nine persons)

--------------------------------------------------------------------------------
 * Represents less than 1% of the outstanding Ordinary Shares.
(1) The address of such beneficial owner is c/o Scanvec Amiable Ltd., Two International Plaza, Suite #625, Philadelphia, PA, 19113, USA.
(2)  Messrs. Jim Chang and Yuan Chang are brothers.
(3)  Number of Ordinary Shares owned obtained from Company's Stock Transfer
     Agent.
(4)  Number of Ordinary Shares owned confirmed with shareholder.
(5) Number of Ordinary Shares owned includes options to purchase 100,000 Ordinary Shares.
(6)  The address of such beneficial owner is 830 Third Avenue, New York, NY
     10022
(7) Mr. Dan Purjes is the Managing Member and Chairman of the Board of each of Rockwood Group LLC, X Securities Ltd. and Y Securities Ltd.
(8) Includes direct beneficial ownership of 1,481,926 Ordinary Shares and indirect beneficial ownership of 81,525 Ordinary Shares owned directly by X Securities Ltd. and 163,049 Ordinary Shares owned directly by Y Securities Ltd.
(9) Includes direct beneficial ownership of 81,525 Ordinary Shares and indirect beneficial ownership of 1,481,926 Ordinary Shares owned directly by Rockwood Group LLC and 163,049 Ordinary Shares owned directly by Y Securities Ltd..
(10) Includes direct beneficial ownership of 163,049 Ordinary Shares and indirect beneficial ownership of 1,481,926 Ordinary Shares owned directly by Rockwood Group LLC and 81,525 Ordinary Shares owned directly by X Securities Ltd.
(11) The address of such beneficial owner is c/o Scanvec Amiable Ltd., Atidim Industrial Park Building No. 1, Tel Aviv, 61581, Israel
(12) Number of Ordinary Shares owned includes options to purchase 30,000 Ordinary Shares.

         On April 8, 2004, Yozma Venture Capital Ltd. ("Yozma"), Messrs. Yuchung Chu ("Chu"), Benjamin Givli ("Givli") and Yacha Sutton ("Sutton," and, together with Yozma, Chu and Givli, the "Selling Shareholders"), shareholders holding approximately 31% of the outstanding Ordinary Shares of the Company sold, in a series of private transactions (collectively, the "Sales"), an aggregate of 2,094,456 Ordinary Shares, comprising all of the Ordinary Shares then owned by the Selling Shareholders. The investors (each, an "Investor") who purchased such Ordinary Shares were Rockwood Group LLC, X Securities Ltd., Y Securities Ltd., Jolie Papier Ltd., and Bridges & Pipes LLC. Jolie Papier Ltd. subsequently sold all of its Ordinary Shares to Rockwood Group LLC. The number of Ordinary Shares currently owned by each Investor (other than Jolie Papier Ltd.) are included in the table above.

         The information regarding the beneficial ownership of Ordinary Shares by each of the Investors set forth in the table above is based on information contained in the statements on Schedule 13D filed by the Investors with the Securities and Exchange Commission on April 19, 2004, as amended on April 23, 2004.

         According to the Schedule 13Ds filed by the Investors, Bridges & Pipes LLC, Jolie Papier Ltd., Rockwood Group LLC, X Securities Ltd., and Y Securities Ltd. acquired their respective Ordinary Shares for aggregate purchase prices of $312,763, $468,400, $761,962, $69,296, and $138,591, respectively, and each
Investor used available working capital to fund its purchase of Ordinary Shares.

         Prior to the Sales, Yozma had a contractual right to nominate two representatives to serve on the Company's Board of Directors. In addition, Yozma and Messrs. Givli and Sutton, together with another shareholder that did not participate in the Sales (collectively, the "Givli Group"), were parties to an agreement that provided, among other things, that each party would vote their Ordinary Shares together on all matters coming before the Company's shareholders. In connection with the Sales, four of the Company's seven Directors, Messrs. Yoav Doppelt, Benjamin Givli, Shmulik Aran and Mordechai Dabi, have appointed Messrs. Mark Blundell, Robert Yingling, James Ward, and Lloyd Quartin as substitute Directors to serve in their place until the Meeting can be held to appoint new Directors. Subsequent to the Sales, the Board of Directors appointed Mr. Blundell as Chairman of the Company. The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change of control of the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The current executive officers of the Company are as follows:

Name                   Age    Position
----                   ---    --------
Dr. Ramon Harel (1)     75    Chief Executive Officer
Gerald J. Kochanski     51    Chief Financial Officer
Dan Harel               36    Vice President, Marketing and Business Development

(1) Dr. Harel ceased serving as the President of the Company in February 2002, and at that time Mr. Daffner became the President of the Company. Dr. Harel retained the title of CEO.

         Dr. Ramon Harel. For Dr. Harel's background, see "Election of
Directors."

         Gerald J. Kochanski. Mr. Kochanski has served as the Chief Financial Officer of the Company since April 2000 and the Vice President of the Company since January 1999. He was the Chief Financial Officer of Marketing Technologies, Inc. from 1991 to 1998. From 1988 to 1991, Mr. Kochanski was the U.S. Corporate Controller of Gist-brocades Food Ingredients Inc. He is a Certified Public Accountant and holds an M.B.A. with a Finance concentration and a B.S. in Accounting from LaSalle University in Philadelphia.

         Dan Harel. Mr. Harel currently serves as Vice President Marketing and Business Development. Mr. Harel rejoined the Company in October 2003, after having previously served in different roles for the Company from 1991 to 1996. From 1997 to 1999, he held the position of Vice President of Operations of Full Print, a large screen-printing, digital printing and sign-making manufacturer. From 2000 to 2002, Mr. Harel was the Director of Sales, Western Region, for Orsus Solutions. Mr. Harel holds a B.A. in Business Administration and Accounting from the College of Management in Tel Aviv. Dr. Harel and Mr. Harel are father and son.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid with respect to the Chief Executive Officer and the other executive officers who were serving as such as of December 31, 2003, each of whose aggregate compensation for fiscal 2003 exceed $100,000, for services rendered in all capacities for the Company.

                           Summary Compensation Table

-----------------------------------------------------------------------------------------------------------
                                                                                              LONG-TERM
                                                        ANNUAL COMPENSATION                 COMPENSATION
-----------------------------------------------------------------------------------------------------------
                                                                                             SECURITIES
NAME AND                                                                    OTHER ANNUAL     UNDERLYING
PRINCIPAL POSITION                YEAR        SALARY           BONUS        COMPENSATION     OPTIONS(#)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Dr. Ramon Harel (1)(3)(7)         2003       $150,000            -           $23,000(4)      100,000(5)
-----------------------------------------------------------------------------------------------------------
President/CEO                     2002       $150,000         $30,000        $23,000(4)      100,000(5)
-----------------------------------------------------------------------------------------------------------
                                  2001       $150,000            -                -               -
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Mr. David Daffner (2)(3)          2003        $97,885            -            $2,340(4)           -
-----------------------------------------------------------------------------------------------------------
President                         2002       $140,000         $14,000         $1,170(4)           -
-----------------------------------------------------------------------------------------------------------
                                  2001           -               -                -               -
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Mr. Gerald Kochanski(3)           2003       $120,000            -            $5,880(4)       30,000(6)
-----------------------------------------------------------------------------------------------------------
Vice President/CFO                2002       $120,000         $20,000         $5,880(4)       30,000(6)
-----------------------------------------------------------------------------------------------------------
                                  2001       $112,115            -                -               -
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Mr. Dan Harel (7)(8)              2003        $23,078            -                -               -
Vice President, Marketing
And Business Development
-----------------------------------------------------------------------------------------------------------

(1) Dr. Harel resigned his position as the President of the Company in February 2002, but retained his position as Chief Executive Officer of the Company.
(2) Mr. Daffner served as the Company's President from February 2002 until April 2003.
(3) Dr. Harel and Messrs. Daffner and Kochanski received bonuses in 2002. The Company does not have a formal Bonus plan. Discretionary bonuses for performance may be proposed by the Chief Executive Officer with approval by the Board of Directors.
(4)  These amounts represent living and/or automobile allowances.
(5)  Options are vested and exercise price is $1.00 per share.
(6)  Options are vested and exercise price is $1.38 per share.
(7)  Dr. Harel and Mr. Dan Harel are father and son.
(8)  Mr. Harel joined the company in October 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------
                                               NUMBER OF SECURITIES UNDERLYING
                         SHARES                 UNEXERCISED OPTIONS AT FISCAL         VALUE OF UNEXERCISED
                      ACQUIRED ON    VALUE                   2003                IN-THE-MONEY OPTIONS AT FISCAL
NAME                    EXERCISE    REALIZED               YEAR-END                      2003 YEAR-END
-----------------------------------------------------------------------------------------------------------------
                                                 EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Dr. Ramon Harel            -            -          100,000             -              (1)              -
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Mr. Gerald Kochanski       -            -           30,000             -              (1)              -
-----------------------------------------------------------------------------------------------------------------

(1) At the end of fiscal 2003 there were no in-the-money options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Mark Blundell is the Chairman of the Company's Board of Directors. The shareholders have been asked to vote on a proposal to approve a $75,000 annual salary for Mr. Blundell retroactive to April 7, 2004 and to approve a $25,000 cash bonus.

Dr. Ramon Harel is the Chief Executive Officer and a director of the Company. The shareholders have been asked to vote on a proposal to approve a $75,000 cash bonus for Dr. Harel.

The shareholders have been asked to approve a proposal to compensate directors not receiving a salary from the Company on a quarterly basis and for attendance at meetings of the Board of Directors and committees of the Board of Directors. If the proposal is approved by the shareholders, directors not receiving a salary would be paid (i) $1,000 per calendar quarter beginning with the quarter ending September 30, 2004 for such directors who are non-independent directors, and for the independent directors, commencing with the appointment of Ms. Fuchs as an independent director, (ii) $1,000 plus reasonable out-of-pocket expenses for each regular or special meeting of the Board of Directors attended in person, (iii) $250 plus reasonable out-of-pocket expenses for each regular or special meeting of any committee of the Board of Directors such director participated in but did not attend in person, and (iv) $250 for each written consent of the Board of Directors or committee of the Board of Directors executed by such person. If each of the persons nominated herein are elected to the Board of Directors, the persons eligible for such compensation would be Ms. Fuchs and Messrs. Heifetz, Ward, Quartin and Yingling.

REMUNERATION OF DIRECTORS

         In 2003, the non-employee directors, Aliza Rotbard and Avi Heifetz received a stipend of $1,000 per quarter and $290 for each Board of Directors or committee meeting the director attended in person. In addition, the Company reimbursed non-employee directors for reasonable travel expenses for attending Board of Directors or committee meetings. Mr. Givli received a salary of $55,000 for his services as Chairman.

Employment Agreement with Dr. Ramon Harel

         On September 5, 2000, Scanvec Amiable, Inc. (formerly known as Amiable Technologies, Inc.), a wholly-owned subsidiary of the Company, entered into an employment agreement with Dr. Ramon Harel. The employment agreement, which had been extended until December 31, 2002, has been further amended such that there is no specified termination date. Under the employment agreement, Dr. Harel is entitled to a base salary of $150,000 per year. The Board of Directors of the Company has the discretion to grant Dr. Harel a performance bonus in addition to his base salary. The employment agreement is terminable by either Dr. Harel or Scanvec Amiable Inc. for any reason upon 60 days' notice. However, if Scanvec Amiable Inc. terminates Dr. Harel's employment without cause, it is obligated to pay him his regular salary during the 60 day notice period and in addition pay him severance equal to three months' salary. If Scanvec Amiable Inc. dismisses Dr. Harel for cause, it will not be obligated to pay him any severance. The employment agreement also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment contract.

Employment Agreement with Gerald J. Kochanski

         On October 26, 1999, Scanvec Amiable Inc. entered into an employment agreement with Gerald J. Kochanski for Mr. Kochanski to serve as the Vice President of Operations of Scanvec Amiable Inc. The term of the employment agreement commenced on September 1, 1999 and has no specified termination date. On April 1, 2000, Mr. Kochanski's employment agreement was amended to provide that Mr. Kochanski will serve as the Chief Financial Officer and the Vice President of Operations of Scanvec Amiable Inc. On April 1, 2002, Scanvec Amiable Inc. amended Mr. Kochanski's employment agreement such that Mr. Kochanski will serve as the Chief Financial Officer and Vice President, Finance, of Scanvec Amiable Inc. Under the amended agreement, Mr. Kochanski is entitled to a base salary of $120,000. The Chief Executive Officer of the Company has the discretion to grant Mr. Kochanski a performance bonus subject to the approval of the Board of Directors of the Company. The employment agreement is terminable by either party upon 60 days' notice for any reason, but Scanvec Amiable Inc. is obligated to continue to pay him his regular salary during such 60 day period. However, if Scanvec Amiable Inc. terminates Mr. Kochanski's employment with Scanvec Amiable Inc. without notice, for cause, it will not be obligated to pay him his regular salary during such 60 day period nor any severance. The employment agreement provides that if Mr. Kochanski is forced to leave or changes his position in Scanvec Amiable Inc. due to change in control of the shareholders or restructuring of Scanvec Amiable Inc., Mr. Kochanski will be entitled to receive three months of severance pay, in addition to his regular salary during the 60 day notice period. The employment agreement also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment agreement.

Employment Agreement with  Dan Harel

            On October 6, 2003 the Company entered into an employment agreement with Dan Harel for Mr. Harel to serve as Vice President Marketing and Business Development. The term of the agreement commenced on October 1, 2003 and has no specified termination date. Under the agreement, Mr. Dan Harel is entitled to a base salary of $100,000 and a commission of 1% of sales in excess of annual sales of $14 million. The CEO has the discretion to grant Mr. Harel a performance bonus subject to the approval of the Board of Directors. The contract is terminable by either party upon 60 days' notice for any reason, but the Company must continue to pay him his regular salary during such 60-day period. The Company will pay Mr. Harel two additional months' salary as severance pay if the Company terminates Mr. Harel's employment without cause. However, if the Company terminates Mr. Harel's employment with the Company without notice, for cause, it will not be obligated to pay him his regular salary during such 60-day period nor any severance. The contract also contains provisions relating to assignment of inventions, non-disclosure of proprietary information and non-competition and non-solicitation of customers for a period of 12 months following termination of his employment contract.

Employment Agreement with David Daffner

         On January 21, 2002, Scanvec Amiable Inc. entered into an employment agreement with David Daffner. The term of the agreement specified that Mr. Daffner would be employed as the President of Scanvec Amiable Inc. Under the agreement, Mr. Daffner was entitled to a base salary of $140,000 per year plus a bonus based on his achieving the milestones set forth in the business plan appended to the agreement. The agreement was terminable by either Mr. Daffner or Scanvec Amiable Inc. for any reason upon 60 days' notice. However, if Scanvec Amiable Inc. were to terminate Mr. Daffner's employment with Scanvec Amiable Inc. without cause, it was required to pay him his regular salary during the 60 day notice period and in addition pay him severance equal to three months' salary. Mr. Daffner's employment was terminated in April 2003 by Scanvec Amiable Inc. without cause and the Company paid Mr. Daffner the salary and severance required under the terms of his employment agreement.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be presented at the Meeting. If, however, any other matters should properly come before the Meeting or any adjournment thereof, the proxy confers discretionary authority with respect to acting thereon, and the persons named in the enclosed proxy will vote on such matters in accordance with their judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's status as a foreign private issuer changed at December 31, 2000 to that of a domestic issuer that is subject to Section 16(a) of the Exchange Act. The directors and officers that served as such during 2003, and the shareholders that beneficially owned 10% or more of the Company's capital stock during 2003 (including Benjamin Givli, Moti Dabi, Yoav Dopplet, Shmulik Aran, Avi Heifetz, Aliza Rotbard, Dr. Ramon Harel, David Dafner, Gerald Kochanski, Jim Chang, Dan Harel, and Yozma Venture Capital Ltd.) have not timely filed Forms 3, 4 or 5. Each person who became a director since January 1, 2004 timely filed a Form 3. Each of the shareholders that acquired beneficial ownership of 10% or more of the Company's Ordinary Shares since January 1, 2004 timely filed a Form 3. Rockwood Group LLC has not filed a Form 4 with respect to an acquisition of Ordinary Shares on or about May 24, 2004.

               SHAREHOLDER PROPOSALS FOR THE 2005 GENERAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2005 general meeting, shareholder proposals must be received by the Company no later than February 14, 2005. Such proposals must relate to matters appropriate for shareholder action and be consistent with regulations of the Securities and Exchange Commission and Israeli law. If the February 14, 2005 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2005 general meeting, although under Israeli law it will not be included in the proxy statement, if it is received less than twenty-one days before the meeting (not including delivery time). All proposals should be directed to the attention of the Secretary of the Company at Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113.

                          ANNUAL REPORT ON FORM 10-KSB

         The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-KSB for the year ended December 31, 2003, including the financial statements, but excluding exhibits.

                           UNDERTAKING OF THE COMPANY

         Unless the Company has received contrary instructions, only one proxy statement is being delivered to each address, even if multiple shareholders share the same address. The Company undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement has been delivered. Upon written notification from a shareholder at a shared address to which only a single proxy statement has been delivered, multiple proxy statements will be delivered to such address in the future. Upon written notification from a shareholder at a shared address to which multiple proxy statements have been delivered, only a single proxy statement will be delivered to such address in the future. The Company undertakes to deliver to each beneficial owner of the Company's Ordinary Shares to whom this proxy statement is delivered, upon written or oral request, without charge, a copy of any and all documents referred to in this proxy statement that have been incorporated by reference. Delivery of such proxy statements and documents incorporated by reference shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests and notifications shall be directed to: Scanvec Amiable Ltd., Attn: Mark Blundell, Two International Plaza, Suite 625, Philadelphia, Pennsylvania 19113-1158, telephone number: 610-521-6300 ext. 101., facsimile number: 610-521-0111.

         Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted in favor of each of the proposals described in this proxy statement.

                                            By Order of the Board of Directors

                                            Mark Blundell
                                            CHAIRMAN OF THE BOARD OF DIRECTORS

Philadelphia, Pennsylvania
Date: August 13, 2004

                              SCANVEC AMIABLE LTD.

PROXY - GENERAL MEETING OF SHAREHOLDERS - SEPTEMBER 3, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Mark Blundell as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side hereof, all the ordinary shares of Scanvec Amiable Ltd. (the "Company") held of record by the undersigned on July 30, 2004 at the General Meeting of Shareholders to be held on September 3, 2004 or at any adjournment or postponement thereof. All matters to be acted upon are proposed by the Company.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:
FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1; FOR THE NOMINEE LISTED FOR ELECTION OF DIRECTOR UNDER PROPOSAL 2; FOR THE AMENDMENT OF THE ARTICLES OF ASSOCIATION UNDER PROPOSAL 3; FOR THE APPROVAL OF THE COMPANY'S CHAIRMAN'S COMPENSATION UNDER PROPOSAL 4;FOR THE APPROVAL OF THE NON-SALARIED DIRECTORS' COMPENSATION UNDER PROPOSAL 5; FOR THE APPROVAL OF A CASH BONUS PAYMENT TO THE COMPANY'S CHAIRMAN UNDER PROPOSAL 6; FOR THE APPROVAL OF A CASH BONUS PAYMENT TO THE COMPANY'S CHIEF EXECUTIVE OFFICER UNDER PROPOSAL 7; FOR THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS UNDER PROPOSAL 8 AND IN ACCORDANCE WITH THE PROXIES' JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 3, 4, 5, 6, 7 AND 8.

   |X|  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE


PROPOSAL 1:                                   FOR all nominees     WITHHOLD AUTHORITY          NOMINEES:
                                               listed at right  to vote for all nominees     Mark Blundell
   ELECTION OF NON-INDEPENDENT DIRECTORS                             listed at right         Dr. Ramon Harel
                                                                                             James Ward
                                                                                             Lloyd Quartin
                                                     |_|                   |_|               Robert Yingling

                                              WITHOLD AUTHORITY for the following only: (Write the names of the nominee(s) in the space below):


PROPOSAL 2:                                    FOR the nominee     WITHHOLD AUTHORITY          NOMINEE:
                                               listed at right   to vote for the nominee     Charna Fuchs
   ELECTION OF INDEPENDENT DIRECTOR                                  listed at right

                                                     |_|                   |_|

PROPOSAL 3:                                          FOR                 AGAINST                  ABSTAIN

   AMENDMENT OF ARTICLES OF ASSOCIATION
                                                     |_|                   |_|                      |_|


PROPOSAL 4:                                          FOR                 AGAINST                  ABSTAIN

   APPROVAL OF THE COMPANY'S
   CHAIRMAN'S COMPENSATION                           |_|                   |_|                      |_|


PROPOSAL 5:                                          FOR                 AGAINST                  ABSTAIN

   APPROVAL OF THE NON-SALARIED
   DIRECTORS' COMPENSATION                           |_|                   |_|                      |_|


PROPOSAL 6:                                          FOR                 AGAINST                  ABSTAIN

   APPROVAL OF A CASH BONUS PAYMENT
   TO THE COMPANY'S CHAIRMAN                         |_|                   |_|                      |_|


PROPOSAL 7:                                          FOR                 AGAINST                  ABSTAIN

  APPROVAL OF A CASH BONUS PAYMENT
  TO THE COMPANY'S CHIEF EXECUTIVE
  OFFICER WHO ALSO SERVES AS A DIRECTOR              |_|                   |_|                      |_|


PROPOSAL 8:                                          FOR                 AGAINST                  ABSTAIN

   APPROVAL OF THE BOARD OF DIRECTORS'               |_|                   |_|                      |_|
   APPOINTMENT OF GRANT THORNTON LLP AS THE
   COMPANY'S INDEPENDENT AUDITORS FOR THE
   FISCAL YEAR ENDING DECEMBER 31, 2004.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED, TO THE EXTENT PERMITTED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION; TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE _______________________________________________ DATE__________________
SIGNATURE _______________________________________________ DATE__________________

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign with full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" PROPOSALS 3, 4, 5, 6, 7, AND 8.


                                      -2-